November 13, 2000


BY EDGAR

Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

           Re: ClickAction Inc.
               Registration Statement on Form S-3
               Registration No. 333-45204
               CIK: 0000944950

Ladies and Gentlemen:

     On behalf of ClickAction Inc. (the "Company"), and in connection with the above-referenced Registration Statement declared effective on September 12, 2000, we are attaching for filing in accordance with Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"), one copy of the Prospectus Supplement No. 1. As required by Rule 424(e) of the Securities Act, the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and the file number of the Registration Statement.

     Please direct any comments or questions regarding the filing to Iain Mickle or Dennis Michaels of Orrick, Herrington & Sutcliffe LLP at the address listed below, or the undersigned at (650) 473-3638.

						Sincerely,


						ClickAction Inc.              /s/Sharon S. Chiu
                                    Sharon Chiu

cc:	Iain Mickle, Esq.
	Dennis Michaels, Esq.
	Orrick, Herrington & Sutcliffe LLP
	400 Capitol Mall, Suite 3000
	Sacramento, CA  95814
	(916) 447-9200
       (916) 329-4900 fax

 PROSPECTUS SUPPLEMENT NO. 1	                FILED PURSUANT TO RULE 424(B)(3)
(To Prospectus Dated September 12, 2000)  REGISTRATION STATEMENT NO. 333-45204


                                CLICKACTION
                              716,646 SHARES
                               COMMON STOCK
                 OFFERED BY CERTAIN SELLING STOCKHOLDERS

        This Prospectus Supplement supplements information contained in that certain Prospectus dated September 12, 2000 (the "Prospectus") of ClickAction Inc. relating to the potential sale from time to time of up to 716,646 shares of ClickAction common stock by the Selling Stockholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

       The line "Michael V. Cimmarrusti    4,000   *   4,000    0 *"(other
than the footnotes thereto which remain unchanged) contained in the table set forth in the Prospectus under the caption "Selling Stockholders" shall be deleted in its entirety and replaced with the following:

Michael Cimmarrusti and Nancy Cimmarrusti,
Trustees of the Cimmarrusti Family Trust, UAB12/23/1996 4,000  *  4,000  0  *

The line "Pogue Capital International, Ltd.           143,000  * 143,000 0 *"
(other than the footnotes thereto which remain unchanged) contained in the table set forth in the Prospectus under the caption "Selling Stockholders" shall be deleted in its entirety and replaced with the following:

Bear Stearns & Co.
FBO Pogue Capital International, Ltd                 143,000   * 143,000 0  *



	All information in this Prospectus Supplement is as of November 13, 2000.


THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 13, 2000